UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2025

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(646) 427-2727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2025, Indaptus Therapeutics, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain accredited investors (the “Purchasers”) for the offering in a private placement of convertible promissory notes in the aggregate principal amount of $2.3 million (the “Notes”) and warrants (the “Warrants”) to purchase shares of common stock, par value $0.01 per share (“Common Stock”). The closing of private placement occurred on June 12, 2025 resulting in gross proceeds of $2.3 million, before deducting the placement agent’s fees and other offering expenses.

The Company intends to use the net proceeds from the Offering for research and development activities including the funding of a Phase 1b/2 clinical trial as well as for working capital and general corporate purposes.

The Notes bear interest at the rate of 6% per year and will mature on July 28, 2026 (the “Maturity Date”). The Notes will convert, together with accrued interest, into shares of the Company’s Common Stock (the “Conversion Shares”) on the date (the “Conversion Date”) which is the earlier of (i) the date that is 30 days from the effectiveness of a reverse split effected by the Company on Nasdaq, and (ii) the one-year anniversary from the issuance of the Notes. The conversion price per share of Common Stock (the “Conversion Price”) will be equal to 80% of the average Nasdaq official closing price of the Common Stock for the five trading days immediately preceding and including the Conversion Date, subject to a maximum conversion price of $0.40, as adjusted for stock splits and the like.

If after giving effect to the conversion of the Notes, any such holder of the Notes would beneficially own in excess of 4.99% or 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion, then in lieu of receipt of shares of Common Stock upon conversion, the holder shall receive such pre-funded warrants, in substantially the same form as the Warrants, but with an exercise price for the pre-funded warrants of $0.01 per share and no expiration date (the “Pre-Funded Warrants”).

Within 10 days of the later of the Conversion Date and the date stockholder approval is obtained, each Purchaser will receive a Warrant exercisable for shares of the Company’s Common Stock in a number equal to (i) 200% of the Conversion Shares if they subscribed on or before the close of business on June 30, 2025 or (ii) 100% of the Conversion Shares if they subscribed after June 30, 2025. The Warrants are exercisable on the date which is the later of (i) the Conversion Date and (ii) the date stockholder approval is obtained and will expire on the five year anniversary thereafter. The Warrants will have an exercise price equal to the Conversion Price. Pursuant to the Purchase Agreements, the Company has agreed to file a registration statement within 30 days of the Conversion Date providing for the resale of the Conversion Shares and shares of Common Stock underlying the Warrants (the “Warrant Shares”). The Company has also agreed to use commercially reasonable efforts to cause such registration statement to become effective within 60 days following the Conversion Date and to use commercially reasonable efforts to keep such registration statement effective at all times until the earlier of (i) the date that no Purchaser owns any Conversion Shares, Warrants or Warrant Shares issuable upon exercise thereof and (ii) the two year anniversary of the closing date.

In compliance with Nasdaq Listing Rule 5635(d), the Company and the Purchasers agreed that the Company will not issue Convertible Shares if it would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Convertible Notes without breaching the Company’s obligations under Nasdaq Listing Rule 5635(d). Pursuant to the Purchase Agreement, the Company agreed to hold a special stockholder meeting in order to seek stockholder approval.

The foregoing descriptions of the Purchase Agreement, Notes and Warrants are qualified by reference to the full text of such documents, a form of each of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Paulson Investment Company, LLC (“Paulson”) served as the exclusive placement agent for the issuance and sale of securities of the Company pursuant to a Placement Agent Agreement (the “PAA”) between the Company and Paulson. As compensation for such placement agent services, the Company has agreed to pay Paulson an aggregate cash fee equal to 12.0% of the gross proceeds received by the Company from the offering, and a non-accountable expense of $25,000. In addition, Paulson is entitled to certain tail rights for a period of one year following the termination or expiration of the PAA. The Placement Agent will also receive warrants (the “Placement Agent Warrants”) to purchase a number of shares of the Company’s Common Stock equal to 12.0% of the Conversion Shares issuable upon conversion of the Notes sold in the offering. The Placement Agent Warrants will have the same terms as the Warrants (except that the Placement Agent Warrants contain a cashless exercise feature) and expire on the fifth anniversary of the issue date. The PAA contains certain customary representations and warranties and indemnification obligations of the Company and Paulson.

This Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Notes contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Notes, Warrants, Warrant Shares, Placement Agent Warrants and the shares of common stock issuable upon the exercise of the Placement Agent Warrants are incorporated by reference into this Item 3.02 in its entirety. Based in part upon the representations of the Purchasers in the Purchase Agreements and Paulson in the PAA, the offering and sale of the Notes, Pre-Funded Warrants, Warrants and Placement Agent Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(c) of Regulation D promulgated under the Securities Act. The issuances and sales of the Notes, Pre-Funded Warrants, Warrants, Placement Agent Warrants and the shares of Common Stock underlying each of the foregoing will not be registered under the Securities Act or any state securities laws, and such securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

The Company may continue offering additional Notes and Warrants on the same terms until the Company has raised a maximum of $5 million in gross proceeds (unless increased at the discretion of the Company).

Item 7.01.	Other Events.

On June 12, 2025, the Company issued a press release announcing the pricing of the private placement described above in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 of Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in any such filing, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of June 12, 2025, between the Company and the investors signatory thereto

10.2	Form of Convertible Promissory Note

10.3	Form of Common Warrant

10.4	Form of Placement Agent Agreement, dated as of May 9, 2025, by and between Indaptus Therapeutics, Inc. and Paulson Investment Company, LLC

99.1	Press release, dated June 13, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2025

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Nir Sassi
Name:	Nir Sassi
Title:	Chief Financial Officer